UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 19, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On November 19, 2009, The DIRECTV Group, Inc., a Delaware corporation (“DIRECTV Group”), and Liberty Media Corporation, a Delaware corporation (“Liberty”), announced the completion of the combination of Liberty Entertainment, Inc., a Delaware corporation (“LEI”) that had been split-off from Liberty immediately prior to the combination, with DIRECTV Group, as contemplated by the Agreement and Plan of Merger, dated as of May 3, 2009 and amended as of July 29, 2009 and October 2, 2009 (the “Merger Agreement”) by and among DIRECTV Group, Liberty, LEI, DIRECTV, a Delaware corporation (“DIRECTV”), DTVG One, Inc., a Delaware corporation (“DTVG One”) and DTVG Two, Inc., a Delaware corporation (“DTVG Two”).  The announcement of the completion came shortly after the special meeting of DIRECTV Group stockholders, at which (i) the holders of a majority of the shares of DIRECTV Group common stock adopted the Merger Agreement and approved the Voting and Right of First Refusal Agreement, dated as of May 3, 2009, and amended as of July 29, 2009, by and among DIRECTV Group, LEI, DIRECTV, John C. Malone, Leslie Malone, The Tracy L. Neal Trust A and The Evan D. Malone Trust A (the “Malone Agreement”) and (ii) the holders of a majority of the shares of DIRECTV Group common stock, excluding all shares of DIRECTV Group common stock owned by subsidiaries of Liberty or beneficially owned by Mr. Malone, certain affiliated persons of Mr. Malone or any director or officer of Liberty, adopted the Merger Agreement and approved the Malone Agreement.  A copy of the press release announcing the results of the special meeting and the completion of the combination is attached hereto as Exhibit 99.1.

Pursuant to the Merger Agreement, DTVG One (a wholly owned subsidiary of DIRECTV) merged with and into DIRECTV Group, with DIRECTV Group continuing as the surviving corporation (the “DIRECTV merger”), and DTVG Two (a wholly owned subsidiary of DIRECTV) merged with and into LEI, with LEI continuing as the surviving corporation (the “LEI merger”, together with the DIRECTV merger, the “Mergers”). The DIRECTV merger became effective at 5:15 p.m. (EST) on November 19, 2009 (the “DIRECTV Effective Time”), pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.  The LEI merger became effective at 5:16 p.m. (EST) on November 19, 2009 (the “LEI Effective Time”), pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.  As a result of the effectiveness of the Mergers, DIRECTV Group and LEI became wholly-owned subsidiaries of DIRECTV.

Immediately prior to the Mergers, effective at 5:00 p.m. (EST) on November 19, 2009, Liberty executed a split-off transaction (the “Split-Off”) that resulted in the redemption of 90% of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of the common stock of LEI.  Upon completion of the Split-Off, LEI held Liberty’s 57% interest in DIRECTV Group, a 100% interest in Liberty Sports Holdings, LLC, a 65% interest in Game Show Network, LLC and approximately $80 million in cash and cash equivalents, together with approximately $2 billion of indebtedness.

After the Split-Off and immediately prior to the Mergers, there were two classes of common stock of LEI, Series A common stock and Series B common stock.  Pursuant to the Malone Agreement, effective at 5:10 p.m. (EST) on November 19, 2009, John C. Malone (the Chairman of DIRECTV Group and Liberty), his wife and certain trusts for the benefit of their children (owners of approximately 92% of the LEI Series B common stock after the Split-Off) exchanged each of their shares of LEI Series B common stock for 1.11130 shares of DIRECTV Class B common stock.

Pursuant to the Merger Agreement, at the DIRECTV Effective Time, the holders of outstanding shares of DIRECTV Group common stock (other than direct or indirect subsidiaries of LEI) received one share of DIRECTV Class A common stock for each share of DIRECTV Group common stock held and, at the LEI Effective Time, the holders of outstanding shares of LEI Series A common stock and Series B common stock (other than LEI or DIRECTV) received 1.11130 shares of DIRECTV Class A common stock for each share of LEI Series A or Series B common stock held.

DIRECTV has two classes of common stock outstanding, Class A common stock and Class B common stock. The DIRECTV Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 15 votes per share.  The DIRECTV Class A common stock will trade on the NASDAQ Global Select Market (“NASDAQ”) under the ticker “DTV”. The DIRECTV Group common stock has been delisted and no longer trades on the NASDAQ. The DIRECTV Class B common stock will not be listed on any stock exchange or automated dealer quotation system.

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 19, 2009, DIRECTV Group notified NASDAQ of the effectiveness of the Mergers.  As a result of the Mergers, DIRECTV Group no longer meets the listing requirements of NASDAQ.  DIRECTV Group also requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that shares of DIRECTV Group common stock are no longer listed on NASDAQ. Trading of DIRECTV Group common stock on NASDAQ was suspended as of the close of trading on November 19, 2009.

DIRECTV has two classes of common stock outstanding, Class A common stock and Class B common stock. The DIRECTV Class A common stock commences trading on the NASDAQ under the ticker “DTV” on November 20, 2009. The DIRECTV Class B common stock will not be listed on any stock exchange or automated dealer quotation system.

Item 3.03               Material Modification to Rights of Security Holders

Immediately prior to the Mergers, effective at 5:00 p.m. (EST) on November 19, 2009, Liberty executed the Split-Off that resulted in the redemption of 90% of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of the common stock of LEI.  Upon completion of the Split-Off, LEI held Liberty’s 57% interest in DIRECTV Group, a 100% interest in Liberty Sports Holdings, LLC, a 65% interest in Game Show Network, LLC and approximately $80 million in cash and cash equivalents, together with approximately $2 billion of indebtedness.

After the Split-Off and immediately prior to the Mergers, there were two classes of common stock of LEI, Series A common stock and Series B common stock.  Pursuant to the Malone Agreement, effective at 5:10 p.m. (EST) on November 19, 2009, John C. Malone (the Chairman of DIRECTV Group and Liberty), his wife and certain trusts for the benefit of their children (owners of approximately 92% of the LEI Series B common stock after the Split-Off) exchanged each of their shares of LEI Series B common stock for 1.11130 shares of DIRECTV Class B common stock based on the Splitco Exchange Ratio as defined in the Merger Agreement.

Pursuant to the Merger Agreement, at the DIRECTV Effective Time, the holders of outstanding shares of DIRECTV Group common stock (other than direct or indirect subsidiaries of LEI) received one share of DIRECTV Class A common stock for each share of DIRECTV Group common stock held and, at the LEI Effective Time, the holders of outstanding shares of LEI Series A common stock and Series B common stock (other than LEI or DIRECTV) received 1.11130 shares of DIRECTV Class A common stock for each share of LEI Series A or Series B common stock held.

The DIRECTV Group common stock has been delisted and no longer trades on the NASDAQ. DIRECTV has two classes of common stock outstanding, Class A common stock and Class B common stock. The DIRECTV Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 15 votes per share.  The DIRECTV Class A common stock will trade on the NASDAQ under the ticker “DTV”. The DIRECTV Class B common stock will not be listed on any stock exchange or automated dealer quotation system.

Item 5.01               Changes in Control of Registrant

Upon the completion of the Mergers on November 19, 2009, a change of control of DIRECTV Group occurred.  Immediately prior to the Mergers, DIRECTV Group’s common stock was widely held by the public.  As a result of the Mergers, and pursuant to the terms and conditions of the Merger Agreement, DIRECTV Group became a wholly owned subsidiary of DIRECTV.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: November 19, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release